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                                                                   Exhibit 10.17

                            ASSIGNMENT OF MORTGAGES


                 KNOW THAT RECTOR HYLAN CORPORATION ("Assignor"), a New York corporation, assignor, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration paid by RPS REALTY TRUST, a Massachusetts business trust, assignee, receipt of which is hereby acknowledged hereby assigns unto the assignee, those certain mortgages (collectively, the "Hylan Mortgage") more particularly described on Exhibit A attached hereto and made a part hereof covering premises commonly known as Hylan Shopping Plaza, Staten Island, New York.

                 TOGETHER with the notes described in said Hylan Mortgage, and the moneys due and to grow due thereon with the interest; provided, however, that Assignor shall retain all rights with respect to all amounts owed to Assignor by Berley Realty Corp. on account of legal fees and costs incurred by Assignor on or prior to the date hereof (collectively, the "Legal Fees and Costs") and that the Legal Fees and Costs are not assigned hereunder,

                 TO HAVE AND TO HOLD the same unto the assignee and to the successors, legal representatives and assigns of the assignee forever,

                 AND the assignor covenants that as of January 1, 1994 there was owing upon said Mortgage, without offset or defense of any kind, the principal sum of twenty-five million dollars ($25,000,000), and accrued and unpaid interest in the aggregate amount of seven million eight hundred eighty-one thousand two hundred and fifty dollars ($7,881,250).

                 The word "assignor" or "assignee" shall be construed as it read "assignors" or "assignees" whenever the sense of this instrument so requires.

                 IN WITNESS WHEREOF, the assignor has duly executed this assignment the _______ day of January, 1994.


                                                RECTOR HYLAN CORPORATION



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


                 On the ____ day of January, 1994, before me personally came ______________________, to me know, who, being by me duly sworn, did depose and say that he resides at No. _______________ ____________________________________________; that he is the
__________________________ of Rector Hylan Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                                 -------------------------------
                                                            Notary Public





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